Consent of Independent Auditors




We consent to the use of our Independent Auditors' Report Dated February 4, 2003 covering the financial statements of Digiblue Media, Inc. (dba Nevada Digiblue Media, Inc.) (a Development Stage Company) for the year ended December 31, 2002 and for the period from December 10, 2001 (Inception) to December 31, 2002, and to the reference to us as experts, in the Registration Statement on Form SB-2/A to be filed with the Securities and Exchange Commission on or around August 7, 2003.


We also consent to the reference to us as experts in matters of accounting and auditing in this registration statement.



/s/ Stonefield Josephson, Inc.
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CERTIFIED PUBLIC ACCOUNTANTS
Santa Monica, California
August 7, 2003